                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630


                 ____________________________________________

                      NOTICE OF AND INFORMATION STATEMENT
                      FOR ACTION TAKEN BY WRITTEN CONSENT

                 ____________________________________________


To our Stockholders:


     On January 15, 1998 certain stockholders (the "Consenting Stockholders") of CYPRESS FINANCIAL SERVICES, INC. (the "Company") consented to the election of three (3) directors to serve for one-year terms, and until their successors are duly qualified and elected. The election of directors will take effect 20 days after this Information Statement is first sent to stockholders of the Company.

     The Board of Directors has fixed the close of business on January 12, 1998, as the record date for the determination of stockholders entitled to vote with respect to the election of directors. Management proposed the election of the nominees set forth in the Information Statement and the directors and the Consenting Stockholders of the Company whose shares represent approximately 84.44% of the outstanding voting securities entitled to vote for the election of directors have consented to their election. Each of the nominees for the Board of Directors has received the requisite approval by written consent of the Company's stockholders. Therefore no annual meeting of stockholders will be held with respect to the election of directors. Management is not soliciting proxies in connection with this Information Statement and stockholders are requested not to send proxies to the Company. A copy of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1997, which includes certified financial statements of the Company will be mailed with this Information Statement to all stockholders of record as of the record date.

     Your attention is directed to the attached Information Statement.

                                By Order of the Board of Directors


                                Farrest Hayden,
                                Chairman and
                                Chief Executive Officer


Cypress, California
January 27, 1998

                       CYPRESS FINANCIAL SERVICES, INC.
                         5400 Orange Avenue, Suite 200
                           Cypress, California 90630

                 ____________________________________________

                             INFORMATION STATEMENT

                 ____________________________________________


INTRODUCTION

     This Information Statement is furnished by the Board of Directors of CYPRESS FINANCIAL SERVICES, INC. (the "Company") in connection with the election of directors pursuant to the written consent of the holders of a majority of the outstanding voting securities. This Information Statement and enclosed materials are first being sent on or before the close of business on January 27, 1998, to stockholders of record as of January 12, 1998 (the "Record Date").
The election of directors pursuant to written consent of the Consenting Stockholders will take effect 20 days after this Information Statement is first sent to stockholders of the Company.

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The information included herein should be reviewed in conjunction with the financial statements, notes to financial statements, auditor's report and other information included in the Company's 1997 Annual Report on Form 10-KSB that is being mailed with this Information Statement to all stockholders of record as of the Record Date.

Outstanding Securities and Voting Rights

     As of the Record Date, there were issued and outstanding 4,520,271 shares of the Company's Common Stock, $.001 par value (the "Common Stock") and 345,000 shares of the Company's $.001 par value Preferred Stock (the "Preferred Stock") (collectively the "Voting Securities") on January 12, 1998, the date set as the Record Date, for the purpose of determining stockholders entitled to receive this Information Statement. Stockholders who have agreed to consent to the election of directors (the "Consenting Stockholders") hold approximately 3,471,913 shares of Common Stock and 345,000 shares of Preferred Stock or approximately eighty-four (84%) percent of the Company's issued and outstanding Voting Securities.

     Each holder of Voting Securities would normally be entitled to one vote in person or by proxy for each share of Voting Securities in his name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders. However, under Nevada law, any action which may be taken at any shareholders' meeting may be taken by consent of the requisite number of stockholders required to take such action. The election of directors requires the affirmative vote of the majority of the stockholders and on January 15, 1998 the Consenting Stockholders, who hold a majority of the Company's outstanding Voting Securities, consented to the election of the nominees set forth herein. Therefore, the Company is not soliciting proxies and will not hold a meeting with respect to the election of directors. The Company will cause such action taken upon the written consent of the requisite number of stockholders required to elect directors to take effect 20 days after this Information Statement is first sent to the stockholders.

                             ELECTION OF DIRECTORS

Information Concerning Nominees

     The Bylaws of the Company authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at five (5), three (3) of whom will be elected by the Consenting Stockholders. The fourth and fifth positions on the Board are vacant and are expected to be filled by vote of the Board of Directors when suitable candidates for the independent director positions are selected. Each director will be elected to hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

     All of the three (3) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees named herein has consented to be named in this Information Statement and has consented to serve as a director. However, should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

     Farrest Hayden, 52, joined the Company as the Chief Executive Officer and Chairman in 1995. Mr. Hayden is the founder, Chief Executive Officer and Director of Medical Control Services, Inc. ("MCSI") the Company's predecessor, which was founded in 1977.

     Otto Lacayo, 62, joined the Company as the Executive Vice President, Chief Financial Officer, Secretary and Director in 1995. Mr. Lacayo has served as Executive Vice President of MCSI, the Company's predecessor, since 1977.

     Graham E. Gill, 67, has been the President of The Belgravia Fund (London) Ltd., a London-based mutual fund since 1990. He has also served as President of Euro-American Productions, Ltd. since 1989.

Executive Officers and Key Employees

     The Executive Officers serve subject to the control of the Company's Board of Directors under three-year employment agreements expiring August 1, 1998. For biographical information regarding Messrs. Hayden and Lacayo, who are nominees for directors of the Company, see "Information Concerning Nominees."

Key Employees

     Thomas Ziegler has been the Vice President-Sales of MCSI, the Company's predecessor, since 1977, and became the Senior Vice President-Sales of the Company in October 1995.

     Daniel Eder has served as the General Manager of MCSI, the Company's predecessor, since 1987, and became the President of the Company's other operating subsidiaries in 1995.

     George Golden has served as the independent CPA of MCSI, the Company's predecessor, and all of the Company's other operating subsidiaries since 1978, and became the Company's Controller in November 1996.

Board of Directors and Committees

     The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met one (1) time and acted by unanimous written consent five (5) times during the 1997 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

     The Board of Directors has established audit, executive, stock option and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 1997 fiscal year are described below:

     Audit Committee. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of the internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Mr. Gill is presently the sole member of the Audit Committee. The Audit Committee met in January 1997 to review the management letter from the Company's accountants in connection with their audit for the fiscal year ended September 30, 1996, and found no material deficiencies.

     Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Hayden and Lacayo are members of the Executive Committee. The Executive Committee did not meet during the fiscal year.

     Stock Option Committee. The Stock Option Committee develops and administers incentive plans, including the Company's 1995 Stock Option Plan. Messrs. Hayden, Lacayo, and Gill are members of the Options Committee, which held one meeting during the fiscal year.

     Nominating and Compensation Committee. The Nominating and Compensation Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company and to determine the compensation of executive officers and key employees of the Company. Mr. Gill is presently the sole member of the Committee. The Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Committee met once during the fiscal year to recommend the election of an independent director.

     The Company pays a director's fee of $500 for each meeting of the Board of Directors attended by each independent director and provides reimbursement of costs and expenses of all directors for attending such meetings. The Company did not grant any stock options to any of the Company's directors during the fiscal year.

The Consenting Stockholders

     Stockholders of the Company, including all of the Directors of the Company, representing voting rights equal to at least 50.01 % of the shares entitled to vote on Company matters, have agreed to consent to the election of the above nominees as directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as set forth in this Information Statement.

     The names of such stockholders and the number of shares of Common Stock and Preferred Stock such persons are entitled to vote on matters such as those proposed in this Information Statement are as follows:

                                Number of Common          Percentage of
                            Shares Entitled to Vote       Common Stock
Name                           As of Record Date        As of Record Date
----                           -----------------        -----------------

Farrest Hayden                      872,439                    19.3%
Otto Lacayo                         707,048                    15.6%
Tom Ziegler                         628,828                    13.9%
The Najor Family Trust              429,798                     9.5%
Graham E. Gill (1)                  426,300                     9.4%
The Keyes Family Trust              407,500                     9.0%
                                  ---------                   -----

         Total:                   3,471,913                   76.81%

                              Number of Preferred         Percentage of
                            Shares Entitled to Vote      Preferred Stock
Name                           As of Record Date        As of Record Date
----                           -----------------        -----------------

Farrest Hayden                      121,088                   35.1%
Otto Lacayo                         117,060                   33.9%
Thomas Ziegler                      106,852                   31.0%

         Total:                     345,000                  100.0%

(1) Mr. Gill, a director of the Company, is the president of the Belgravia Fund, Ltd and Euro-American Production, Ltd, the holders of the stock and is beneficial owner of these shares by virtue of having voting power over these shares.

     These shares represent approximately 84.44% of the outstanding Voting Securities of the Company. Therefore, the proposal has been approved by written Consent of the Consenting Stockholders and will take effect 20 days after the Information Statement is sent to stockholders.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1997, 1996 and 1995 to those persons who were, as of September 30, 1997, Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended September 30, 1997 (the "Named Officers"):

--------------------------------------------------------------------------------------------------------------------
                                                                        Long-Term Compensation
--------------------------------------------------------------------------------------------------------
                                         Annual Compensation                 Awards            Payout
--------------------------------------------------------------------------------------------------------
                                                                     Restricted                             All Other
Name and Principal      Fiscal                                         Stock       Options/     LTIP         Compen-
Position                 Year     Salary($)   Bonus($)    Other($)   Award(s)($)   SARs(#)    Payout($)    sation($)(1)
-----------------------------------------------------------------------------------------------------------------------
Farrest Hayden, CEO      1997      221,000       -0-         -0-        -0-          -0-         -0-           -0-
                         1996      225,000       -0-         -0-        -0-          -0-         -0-           -0-
                         1995(2)    87,500       -0-         -0-        -0-          -0-         -0-           -0-
-----------------------------------------------------------------------------------------------------------------------
Otto Lacayo, CFO         1997      120,095       -0-         -0-        -0-          -0-         -0-           -0-
                         1996      113,500       -0-         -0-        -0-          -0-         -0-           -0-
                         1995(2)    68,000       -0-         -0-        -0-          -0-         -0-           -0-
-----------------------------------------------------------------------------------------------------------------------
Thomas Ziegler, EVP      1997      132,737       -0-         -0-        -0-          -0-         -0-           -0-
                         1996      126,000       -0-         -0-        -0-          -0-         -0-           -0-
                         1995(2)    76,500       -0-         -0-        -0-          -0-         -0-           -0-
-----------------------------------------------------------------------------------------------------------------------
Daniel Eder, President   1997      126,929       -0-         -0-        -0-          -0-         -0-           -0-
Subsidiaries operations  1996      108,125       -0-         -0-        -0-          -0-         -0-           -0-
                         1995(2)    69,700       -0-         -0-        -0-          -0-         -0-           -0-
-----------------------------------------------------------------------------------------------------------------------

(1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premiums for health insurance and other personal benefits provided to such individuals in connection with their employment. The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

(2)  For the nine-month fiscal period ended September 30, 1995.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners and Management

     The following tables set forth information, as of January 12, 1998, concerning shares of the Company's Voting Securities beneficially owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Outstanding Voting Securities, and (ii) each director of the Company, and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him.

                      Name and Address           Amount and Nature of   Percent
Title of Class      of Beneficial Owner          Beneficial Ownership   of Class
--------------      -------------------          --------------------   --------

Common Stock        Farrest Hayden                      872,439           19.3%
Preferred Stock     5400 Orange Ave., Suite 200         121,088           35.1%
                    Cypress, CA 92026

Common Stock        Otto Lacayo                         707,048           15.6%
Preferred Stock     5400 Orange Ave., Suite 200         117,060           33.9%
                    Cypress, CA 92026

Common Stock        Tom Ziegler                         628,828           13.9%
Preferred Stock     5400 Orange Ave., Suite 200         106,852           31.0%
                    Cypress, CA 92026

Common Stock        Graham E. Gill (1)                  426,300            9.4%
                    4459 Monahan Road
                    La Mesa, CA 91941

Common Stock        The Najor Family Trust              429,798            9.5%

Common Stock        The Keyes Family Trust              407,500            9.0%

Common Stock        All Directors and officers        2,634,615           58.3%
                    as a Group(4 persons)

Preferred Stock                                         345,000          100.0%

Total Voting Stock                                    3,816,913           84.4%

____________________________
(1) Mr. Gill, a director of the Company, is the president of the Belgravia Fund, Ltd and Euro-American Production, Ltd, the holders of the stock and is beneficial owner of these shares by virtue of having voting power over these shares.

                                 ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the year ended September 30, 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year.

                                OTHER BUSINESS

    No further business will be transacted by Written Consent to corporate action in lieu of meeting of stockholders to which this Information Statement pertains.

                        COSTS OF INFORMATION STATEMENT

    This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials.
Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statements if the Board of Directors of the Company determines that this is advisable.

                              By the order of the Board of Directors,


                              Farrest Hayden,
                              Chairman and Chief Executive Officer


  Cypress, California
  January 27, 1998